                                                                EXHIBIT 10.2

                          [BEAR STEARNS LETTERHEAD]


                                                May 1, 1998




Mr. Frank Plenskofski
Chief Financial Officer
Rock Financial Corporation
30600 Telegraph Road - 4th Fl.
Bingham Farms, MI  48025

Dear Frank:

Congratulations on the success of Rock's IPO!

As we have previously indicated, the dollar limit of the non-committed credit facility that you have established with Bear Stearns is now $200 million. This facility is subject to the terms and provisions set forth in the Master Repurchase Agreement between you and Bear Stearns Home Equity Trust which provides, among other things, that any financing transaction is subject to the approval of Bear Stearns.

Also, effective Monday, May 4, 1998, the interest rate of the facility will be lowered to Libor + 1.00%.

Please call me if you have any questions.


                                          Sincerely,

                                          John

JMG:ds